LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made as of September 15, 2004 (the “Effective Date”) between Pfizer Inc, a Delaware corporation having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates (“Pfizer”), and Medarex, Inc., a New Jersey corporation with a business address at 707 State Road, Princeton, New Jersey 08540 (“Medarex”). Pfizer and Medarex each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A. The Regents of the University of California (“UC”) is the owner of the patents and patent applications listed on Schedule A.

B. UC licensed the Licensed Patents (as defined below) to Gilead, Inc. (“Gilead”), a successor to NeXstar Pharmaceuticals Inc. pursuant to that certain Exclusive License Agreement, effective as of April 1, 1999, by and between The Regents of the University of California and NeXstar Pharmaceuticals, Inc. (the “UC Agreement”).

C. Gilead has sublicensed certain of its rights under the UC Agreement to Medarex pursuant to that certain Collaboration and License Agreement, dated as of March 29, 1999, by and between NeXstar Pharmaceuticals, Inc. and Medarex, as amended as of July 13, 2004 (the “Gilead Agreement”).

D. Pfizer and Medarex each own or control certain additional patents and patent applications relating to CTLA-4 (as defined below) and have entered into a cross license agreement with respect to such patents and applications, dated as of even date herewith (the “CTLA-4 Cross-License Agreement”).

E. Pfizer wishes to obtain a sublicense to the Licensed Patents on a non-exclusive basis, and Medarex is willing to grant such a sublicense, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings set forth below.

1.1 “Affiliate” means any corporation, company, partnership, joint venture, firm or other entity that controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such noncorporate entities.

1.2 “Antibody” means any antibody, or fragment thereof, that is directed against CTLA-4.

1.3 “Change of Control” means, with respect to a Party, the merger, consolidation or similar transaction, or the sale of all or substantially all of a Party’s assets, or a line of business of a Party, that pertains to the exercise of such Party’s rights or the performance of such Party’s obligations under this Agreement.

1.4 “Claim” has the meaning set forth in Section 3.3.2(a).

1.5 “Control” means, with respect to any Patent, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to grant a sublicense under such Patent as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.6 “CTLA-4” means cytotoxic T-lymphocyte antigen 4.

1.7 “CTLA-4 Cross-License Agreement” has the meaning set forth in the recitals to this Agreement.

1.8 “Exploit” or “Exploitation” means to make, have made, import, use, sell or offer for sale.

1.9 “Gilead Agreement” has the meaning set forth in the recitals to this Agreement.

1.10 “Indemnified Party” has the meaning set forth in Section 3.3.2(a).

1.11 “Indemnitee” has the meaning set forth in Section 3.3.2(a).

1.12 “License Agreements” means the UC Agreement and the Gilead Agreement.

1.13 “Licensed Method” means any process or method that is covered by the Medarex Patents in a country in which such process or method is used to make Pfizer Products or the use or practice would constitute, but for the sublicense granted to Pfizer under this Agreement, an infringement of any issued or pending claim within the Medarex Patents in that country in which such process or method is used or practiced.

1.14 “Licensed Patent” means any Patent that is Controlled by Medarex Pursuant to the UC Agreement or the Gilead Agreement, including each of the Patents set forth on Schedule A hereto.

1.15 “Losses” has the meaning set forth in Section 3.3.1.

1.16 “Net Sales” means the gross invoice prices of Pfizer Products sold or Licensed Method performed by Pfizer or its Affiliates or their respective Sublicensees/Licensees, less the sum of the following actual and customary deductions where applicable: cash, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales; legally mandated rebates, transportation charges; and allowances or credits to customers because of rejections or returns.

For purposes of calculating Net Sales, transfers to an Affiliate or Sublicensee/Licensee for end use by the Affiliate or Sublicensee/Licensee in a country will be treated as sales at Pfizer’s or its Affiliates’, as applicable, then current list price in such country and, “cash, trade or quantity discounts” and “legally mandated rebates” shall include payments, discounts, rebates, fees, reimbursements or similar payments granted to managed health care organizations or federal, state or local governments, their agencies, purchasers or reimbursers or any government subsidized programs, wholesalers or other distributors, buying groups, health insurance carriers, other institutions, or discount programs (including the Pfizer ShareCard and other similar discount cards).

1.17 “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.18 “Pending Claim” means a claim within a Licensed Patent that is pending, so long as such claim shall not have been disclaimed by Medarex, Gilead or UC.

1.19 “Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government or other entity.

1.20 “Pfizer Product” means (a) any product Exploited by Pfizer or its Affiliates or their respective Sublicensees/Licensees that includes an Antibody derived from a Pfizer Program as an active ingredient, whether alone or in combination with one or more additional compositions of matter; or (b) any service provided by or on behalf of Pfizer or its Affiliates or their respective Sublicensees/Licensees, which service utilizes an Antibody derived from a Pfizer Program, whether alone or in combination with one or more additional compositions of matter.

1.21 “Pfizer Program” means a program initiated by Pfizer, alone or in collaboration with a Third Party, focused on the research, development and/or commercialization of one or more Antibodies.

1.22 “Sublicensee/Licensee” and “Sublicensees/Licensees” means permitted Third Party (including Affiliates) licensees and sublicensees and future downstream sub-sublicensees of the Licensed Patents or any of the Patent Rights included therein pursuant to the terms of and subject to the restrictions provided for in this Agreement.

1.23 “Sublicense/License” and “Sublicenses/Licenses” means the license or sub-license or future downstream sub-sublicense agreements under any Licensed Patent entered into by Sublicensees/Licensees.

1.24 “Third Party” means any Person other than Pfizer, Medarex or their Affiliates.

1.25 “UC Agreement” has the meaning set forth in the recitals to this Agreement.

1.26 “UC Offset” [***]

1.27 “Valid Claim” means a claim within an issued Licensed Patent so long as such claim shall not have been disclaimed by Medarex, Gilead or UC, or shall not have been held invalid in a final decision rendered by a tribunal of competent jurisdiction and last resort from which no appeal has been or can be taken.

2. Patent License.

2.1 License Grant. Subject to the terms and conditions of this Agreement (including the sections of the License Agreements referred to in Section 2.2), Medarex hereby grants to Pfizer a non-exclusive, perpetual (subject to the termination provisions of Section 2.7), royalty-bearing, worldwide sublicense, with the right to sublicense to Sublicensees/Licensees solely as provided in this Article 2, under the Licensed Patents, to Exploit Pfizer Products for the therapeutic treatment of cancer, infectious diseases, and autoimmune diseases in humans.

2.2 Third Party Restrictions. Pfizer agrees to comply with all applicable terms and conditions of Sections 3.5, 4.1, 4.2, 4.3, 4.4, 6.10, 6.11, 8.1, 8.2, 8.3, 8.4, 9.1, 13.1, 15.1, 16.1, 18.1 (with respect to the first sentence only), 18.4, 19.2, 19.3, 20.1 and 21.1 of the UC Agreement and Sections 3.2, 7, 8.1, 8.2, 9.3(a), 11.2(a), 11.2(e), 12.4, 12.8, 14.1(c) and 14.3 of the Gilead Agreement; provided that, except as otherwise provided herein, Pfizer will not be responsible for any payments to Third Parties required under the License Agreements. Medarex shall not amend or modify the License Agreements to the extent that such amendment or modification would reasonably be expected to have a material adverse effect on the Licensed Patents sublicensed to Pfizer hereunder, or on Pfizer’s ability to exercise its rights under such sublicense or the amount of such payments required to be made by Pfizer, without the prior written consent of Pfizer, not to be unreasonably withheld, conditioned or delayed.

[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.3 Maintenance of Third-Party License Agreements. Medarex shall, and shall cause its Affiliates to, (a) faithfully and timely perform and discharge its and their obligations under the License Agreements, (b) to the extent within Medarex’s, or its Affiliates’, reasonable control, not take any action or allow any event to occur that would give UC or Gilead the right to terminate the License Agreements, and (c) not exercise any right to itself terminate the License Agreements. Notwithstanding the provisions of the foregoing sentence, Medarex shall not be liable to Pfizer for breach of the obligations set forth in the foregoing sentence unless such breach shall materially adversely affect Pfizer or Pfizer’s (or Pfizer’s Affiliates’ or their respective Sublicensees/Licensees’) rights under this sublicense or ability to develop or commercialize Pfizer Products. Medarex agrees, that if Gilead seeks relief under any bankruptcy, reorganization, insolvency or similar laws, Medarex shall act in good faith to take all reasonably necessary action to preserve the sublicense rights granted to Pfizer hereunder (the “Preservation Action”), including but not limited to, seeking to preserve Medarex’s and Pfizer’s rights under Section 365(n) of the U.S. Bankruptcy Code, 11 U.S.C. section 101 through 1330 et seq. If, at the time Medarex takes the Preservation Action, Medarex does not have an Antibody under development or then being commercialized, then Pfizer shall reimburse Medarex for 100% of Medarex’s costs associated with taking such Preservation Action. If, at the time Medarex takes the Preservation Action, Medarex does have an Antibody under development or then being commercialized, then Pfizer shall reimburse Medarex for 50% of Medarex’s costs associated with taking such Preservation Action.

2.4 License Fees in Connection with a Sublicense/License. If a Party or any of its Affiliates enters into a Sublicense/License, it shall have no obligation to the other Party or its Affiliates with respect to any license fees, milestone payments, royalties, or any other financial consideration received by a Party pursuant to such Sublicense/License, except, with respect to Pfizer, as provided in Article 4 of this Agreement.

2.5 Limitations. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to restrict in any manner whatsoever the right of Medarex to exercise its rights under the Licensed Patents, to grant licenses or sublicenses to Third Parties for any purpose under the Licensed Patents and to enforce Licensed Patents against infringing activities by Third Parties.

2.6 No Implied Licenses. Except as explicitly set forth in this Agreement, Medarex does not grant under its intellectual property (including Patents) any license or sublicense, express or implied, to Pfizer.

2.7 Term and Termination of License.

2.7.1 Term. Unless earlier terminated in accordance with this Section 2.7, the sublicense provided for in Section 2.1 shall run to the end of the enforceable term of the Licensed Patents sublicensed hereunder.

2.7.2 Termination by Medarex. Medarex shall have the right to terminate this sublicense if and only if (a) the CTLA-4 Cross-License Agreement is terminated as a result of a breach by or on behalf of Pfizer or its Affiliates or Sublicensees/Licensees, or (b) Pfizer fails to pay amounts due under Article 4 or otherwise materially breaches this Agreement in such a way as constitutes or results in, or with the passage of time would constitute or result in, a material breach of a License Agreement that would allow UC or Gilead to terminate the UC Agreement or the Gilead Agreement, and fails to cure such payment default or breach within thirty (30) days after written notice from Medarex specifying the nature of such default or breach.

2.7.3 Termination by Pfizer. Pfizer shall have the right at any time to terminate this sublicense in whole or as to any portion of the Licensed Patents by giving ninety (90) days’ advance notice in writing to Medarex; provided however, that Pfizer’s obligations under Article 4 shall survive any such partial termination for any portion of the Licensed Patents that have not been terminated.

2.7.4 Sublicenses/Licenses. In the event of termination pursuant to Section 2.7.2, any Sublicense/License provided for under this Agreement entered into by Pfizer may be terminated at the sole discretion of Medarex.

2.7.5 Survival. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

2.8 Notice of Licenses and Sublicenses. Pfizer shall provide Medarex with written notice within thirty (30) days after the granting of any Sublicense/License of rights under any Licensed Patents by Pfizer or its respective Sublicensees/Licensees, which notice shall contain the name of the grantee of such Sublicense/License and the date of the grant of such Sublicense/License.

2.9 Stand By License Agreements. Medarex and Pfizer shall use commercially reasonable efforts to negotiate stand-by license agreements with UC and Gilead on terms that are mutually agreeable to Medarex and Pfizer, provided that Medarex shall not be obligated to make any payments or provide any other consideration to UC, Gilead or any other Person to secure such stand-by license agreements.

3. Warranties, Covenants and Indemnities.

3.1 Representations, Warranties and Covenants of Medarex. Medarex represents, warrants and covenants that: (a) as of the Effective Date, the License Agreements are the only Third-Party agreements pursuant to which Medarex or any of its Affiliates Control a Licensed Patent; (b) as of the Effective Date, to the Knowledge of Medarex, the UC Agreement is in full force and effect, there are no defaults or threatened defaults under the UC Agreement, and there exists no disputes between UC and Gilead, with respect to each party’s performance under the

License Agreements; (c) as of the Effective Date, the Gilead Agreement is in full force and effect, there are no defaults or threatened defaults under the Gilead Agreement and there exists no disputes between Gilead and Medarex with respect to each party’s performance under the Gilead Agreement (d) except as expressly provided in Section 4.2, no payments to Third Parties are required under any such License Agreements that would have to be paid by Pfizer or its Affiliates or their respective Sublicensees/Licensees under this Agreement; (e) as of the Effective Date, Medarex and its Affiliates have the unencumbered and unrestricted right to grant Pfizer rights in the Licensed Patents in accordance with this Agreement without any payment or other (to the extent material to Pfizer’s rights hereunder) obligations to Third Parties other than those set forth in this Agreement; (f) as of the Effective Date, Medarex and its Affiliates do not have any existing agreements or arrangements with Third Parties relating to the Licensed Patents that would conflict with Medarex’s or its Affiliates’ obligations to Pfizer and its Affiliates or Medarex’s or its Affiliates’ performance under this Agreement, and Medarex and its Affiliates will not enter into any agreements or arrangements with Third Parties relating to the Licensed Patents that would conflict with Medarex’s or its Affiliates’ obligations to Pfizer and its Affiliates or Medarex’s or its Affiliates’ performance under this Agreement; (g) as of the Effective Date, no Third Party has notified Medarex in writing that the Licensed Patents are invalid or unenforceable; (h) as of the Effective Date, Medarex has full right, power and authority to grant the sublicenses granted by it under this Agreement and to enter into and perform its obligations under this Agreement; (i) as of the Effective Date, Schedule A hereto sets forth a true and complete list of all Licensed Patents and, except for the License Agreements, neither Medarex nor its Affiliates has any agreement or arrangement with a Third Party with respect to such Licensed Patents that affects its Control of the Licensed Patents or would otherwise adversely affect Pfizer’s license with respect to such Licensed Patents under this Agreement; and (j) Medarex has provided Pfizer with true and complete copies of the License Agreements and any amendments thereto. For purposes of this Section 3.1, “Knowledge of Medarex” means such information as is actually known to (1) the executive officers of Medarex and (2) Medarex’s Chief Patent Counsel.

3.2 Disclaimers.

3.2.1 Disclaimers of Certain Warranties. Nothing contained in this Agreement shall be construed as: (a) a warranty or representation by Medarex as to the validity, enforceability or scope of any Licensed Patent; (b) a warranty or representation that any Exploitation of Pfizer Products hereunder will be free from infringement of any Patents or other intellectual property rights of any Third Party; (c) an agreement to bring or prosecute actions or suits against Third Parties for infringement or conferring any right to bring or prosecute actions or suits against Third Parties for infringement; (d) conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any derivation, contraction, abbreviation or simulation thereof, of Medarex; or (e) an obligation to furnish any technical information, trade secrets or know-how.

3.2.2 No Implied Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE, ACCURACY, NON-INFRINGEMENT, NON-INTERFERENCE, OR VALIDITY OR ENFORCEABILITY OF THE LICENSED PATENTS (ISSUED OR PENDING).

3.3 Indemnities.

3.3.1 Indemnities. Pfizer and Medarex shall indemnify, defend and hold the other Party (and such other Party’s Affiliates and Sublicensees/Licensees (and with respect to Medarex Gilead and UC) and their respective officers, directors and agents) harmless for any and all losses, liabilities, damages, settlements, costs, legal fees and other expenses incurred in connection with any and all suits, investigations, claims, demands by a Third Party (including UC and Gilead), including personal injury, property damage or death (collectively, “Losses”) against either Party (including, with respect to Medarex, any Losses under the License Agreements) based on a breach by the indemnifying Party, the indemnifying Party’s Affiliates or, with respect to Pfizer, Sublicensees/Licensees or their respective agents, employees, or officers of any representation, warranty, covenant or other obligation under this Agreement; provided, however, that the foregoing shall not apply to the extent the Loss is found to be based upon the gross negligence, recklessness or willful misconduct of the Party seeking indemnification. In addition, Pfizer shall indemnify, defend and hold harmless Medarex (and its Affiliates and Sublicensees/Licensees, Gilead and UC and each of their respective officers, directors and agents) for any and all Losses (including any Losses under the License Agreements) arising from or occurring as a result of clinical trials pursued by Pfizer or its Affiliates or Sublicensees/Licensees, the Exploitation of Pfizer Products or other products, including product liability and infringement claims, or the exercise by Pfizer or its Affiliates or Sublicensees/Licensees of their rights, or performance of their obligations, under this Agreement.

3.3.2 Indemnification Process.

(a) All indemnification claims in respect of a Party, its Affiliates, their respective Sublicensees/Licensees or their respective directors, officers, employees and agents (each, an “Indemnitee”) shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice of any Loss or discovery of fact upon which such indemnified Party intends to base a request for indemnification under this Section 3.3 (a “Claim”), but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice.

(b) At its option, the indemnifying Party may assume the defense of any Claim. Upon assuming the defense of a Claim, the indemnifying Party may appoint as lead counsel in the defense of the Claim any legal counsel selected by the indemnifying Party that is reasonably acceptable to the Indemnified Party. Should the indemnifying Party assume the defense of a Claim, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or an Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim; provided that the Indemnified Party shall be entitled to participate in, but not control, the defense of such Claim and to employ counsel of its choice for such purpose, which shall be at the Indemnified Party’s own expense unless (A) the employment thereof has been specifically authorized by the indemnifying Party in writing, (B) the indemnifying Party has failed to assume the defense and employ counsel in accordance with this Section 3.3.2(b) (in which case the Indemnified Party shall control the defense) or (C) the interests of the Indemnified Party or the Indemnitee, on the one hand, and the indemnifying Party, on the other, with respect to such Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable law, ethical rules or equitable principles (in which case the Indemnified Party shall control the defense with respect to it and the Indemnitee).

(c) With respect to any Losses relating solely to the payment of money damages in connection with a Claim and that will not result in the Indemnified Party’s or any other Indemnitee becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party or such Indemnitee in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party and such Indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Claims, where the indemnifying Party has assumed the defense of the Claim in accordance with Section 3.3.2(b), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnified Party or an Indemnitee that is reached without the written consent of the indemnifying Party, not to be unreasonably withheld, conditioned or delayed. Regardless of whether the indemnifying Party chooses to defend or prosecute any Claim, no Indemnified Party or Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Claim without the prior written consent of the indemnifying Party, not to be unreasonably withheld, conditioned or delayed.

(d) Regardless of whether the indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party shall, and shall cause each Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

4. Additional Consideration to Medarex

4.1 Upfront Payment. In partial consideration of the Licensed Patents sublicensed to Pfizer hereunder, Pfizer shall pay to Medarex an upfront payment of [***]which payment shall be due and payable three (3) business days after the Effective Date, and shall not be creditable against any other payments due to Medarex.

4.2 Royalties.

4.2.1 Royalty Obligation. In partial consideration of the Licensed Patents sublicensed to Pfizer hereunder, Pfizer shall pay Medarex a royalty in the amount of [***] of

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the Net Sales of each Pfizer Product sold or Licensed Method performed the Exploitation of which would infringe any Valid Claim in the absence of such a sublicense. If no Valid Claim is infringed, Pfizer shall pay Medarex a royalty in the amount of [***] of the Net Sales of each Pfizer Product sold or Licensed Method performed the Exploitation of which is covered by a Pending Claim. Pfizer’s royalty obligations under this Section 4.2.1 shall terminate on July 15, 2015.

4.2.2 Royalty Obligation After July 15, 2015. After July 15, 2015, Pfizer shall pay to Medarex a royalty in the amount of [***] of the Net Sales of each Pfizer Product sold or Licensed Method performed the Exploitation of which would infringe any Valid Claim in the absence of such a sublicense or which is covered by a Pending Claim. Pfizer acknowledges and agrees that the royalty rate and other consideration set forth in this Article 4 represents a blended rate for all of the Licensed Patents and that the expiration or termination of a single Licensed Patent, or Valid Claim, or rights thereto under this Agreement, shall not result in any reduction in royalties or other payments owed under this Article 4.

4.2.3 Royalty Payments. Running royalties shall be payable on a quarterly basis, within sixty (60) days after the end of each calendar quarter, based upon the Net Sales during such calendar quarter, commencing with the calendar quarter in which the first commercial sale of a Pfizer Product is made. Royalties shall be calculated in accordance with U.S. GAAP and with the terms of this Article 4.

4.2.4 Royalty Statements. Pfizer shall deliver to Medarex within forty-five (45) days after the end of each calendar quarter in which Pfizer Products or Licensed Methods, for which Pfizer owes a royalty hereunder, are sold, a detailed statement showing Net Sales of each such Pfizer Product and Licensed Method on a country-by-country basis during the applicable calendar quarter; and the amount and calculation of royalties due on such Net Sales. Further, Pfizer shall provide Medarex with copies of all royalty reports required to be delivered by Medarex under Article 8 of the UC Agreement and Article 7 of the Gilead Agreement.

4.2.5 Royalty True-Up. The parties acknowledge and agree that, for any given calendar quarter, Net Sales calculated for purposes of this Agreement (the “Pfizer Net Sales Calculation”) may not equal net sales on Pfizer Products or Licensed Methods calculated for purposes of the License Agreements (the “UC/Gilead Net Sales Calculation”). In the event that, in any given quarter, UC or Gilead notifies Medarex that it believes that the UC/Gilead Net Sales Calculation is greater than the Pfizer Net Sales Calculation for any given calendar quarter(s), Pfizer shall, pursuant to the payment schedule set forth in this Article 4 with respect to such calendar quarter(s) and for all calendar quarters thereafter, pay Medarex an amount equal to (B-A) times C, where:

A = the Pfizer Net Sales Calculation

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B = the UC/Gilead Net Sales Calculation

C = the royalty rate then being paid by Medarex to UC or Gilead on Pfizer Products or Licensed Methods based on the License Agreements

4.2.6 UC Offset; Third Party Royalty Offsets. [***]

4.3 Milestone Payments.

4.3.1 Post-Commercialization Milestones. In partial consideration of the Licensed Patents sublicensed to Pfizer hereunder, Pfizer shall pay to Medarex post-commercialization milestone payments (“Sales Milestone Payments”). Sales Milestone Payments shall be paid based on the Net Sales of each Pfizer Product (whether by Pfizer or its Affiliates or Sublicensees/Licensees) the manufacture, use, sale, offer for sale, or import would infringe a Valid Claim in the absence of the sublicense granted. Pfizer shall pay Sales Milestone Payments of [***] each time aggregate worldwide Net Sales reaches [***] and each multiple thereof, regardless of the period during which such Net Sales are achieved [***] The Sales Milestone Payments shall be made until July 25, 2015. Such payments shall be made within forty-five days after the end of the calendar quarter in which such sales milestone was achieved.

4.3.2 Regulatory Approval Milestone Payments. In partial consideration of the Licensed Patents sublicensed to Pfizer hereunder, Pfizer shall pay to Medarex the following milestone payments as follows:

(a) [***] within thirty (30) days after NDA (or BLA) approval of the first Pfizer Product which is approved for the first clinical indication;

(b) [***] within thirty (30) days after NDA (or BLA) approval of (i) the first Pfizer Product which is approved for the second clinical indication or (ii) the second Pfizer Product; and

(c) [***] within thirty (30) days after NDA (or BLA) approval of (i) the first Pfizer Product which is approved for the third clinical indication, (ii) the second Pfizer Product which is approved for the second clinical indication or (iii) the third Pfizer Product, provided that if NDA (or BLA) approval of any such Pfizer Product is not received within eighteen (18) months after the date of NDA (or BLA) approval of the first Pfizer Product for the second clinical indication or the second Pfizer Product, this [***] milestone shall be due eighteen (18) months after the date of NDA (or BLA) approval of the first Pfizer Product for the second clinical indication or the second Pfizer Product, whichever is earlier.

Each milestone payment shall be non-refundable, non-creditable and non-cancelable.

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4.4 Payment Method. All amounts due by Pfizer hereunder shall be paid in U.S. dollars by wire transfer in immediately available funds to an account designated by Medarex. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the Prime Rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such payments are overdue., and the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

4.5 Currency; Foreign Payments. If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using the exchange rate for the purchase of U.S. dollars as published in The Wall Street Journal, Eastern Edition, on the last business day of the calendar quarter to which such royalty payments relate.

4.6 Records Retention; Audit.

4.6.1 Record Retention. Pfizer shall maintain (and shall ensure that its Affiliates and their respective Sublicensees/Licensees shall maintain) complete and accurate books, records and accounts that fairly reflect their respective Net Sales and the components thereof with respect to Pfizer Products and Licensed Methods in sufficient detail to confirm the accuracy of any payments required hereunder and in accordance with GAAP, which books, records and accounts shall be retained by Pfizer until the later of (a) three (3) years after the end of the period to which such books, records and accounts pertain; and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by applicable law.

4.6.2 Audit. Medarex shall have the right for a period of three years after receiving any Pfizer report to have an independent certified public accounting firm of nationally recognized standing, reasonably acceptable to Pfizer, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of Pfizer (and its Affiliates and their respective Sublicensees/Licensees) as may be reasonably necessary to verify the accuracy of such Net Sales and related expenses for that calendar quarter. Medarex shall not have the right to conduct more than one such audit in any twelve (12)-month period. The accounting firm shall disclose to each Party whether such Net Sales and related expenses, as applicable, are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Medarex. Medarex shall bear the cost of such audit unless the audit reveals a variance of more than five percent (5%) from the reported results, in which case Pfizer shall bear the cost of the audit. The results of such accounting firm shall be final, absent manifest error. Medarex agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Medarex to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. The failure of Medarex to request verification of any report or statement during said three-year period shall be considered acceptance of the accuracy of such report. Medarex shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with Pfizer obligating such firm to maintain all such financial information in confidence pursuant to such confidentiality agreement.

4.6.3 Payment of Additional Royalties. If, based on the results of such audit, additional payments are owed by Pfizer under this Agreement, Pfizer shall make such additional payments, with interest from the date originally due as provided in Section 4.5, within forty-five (45) days after the date on which such accounting firm’s written report is delivered to Pfizer.

4.7 Right of First Negotiation. In the event that Medarex and all of its Affiliates and sublicensees finally and conclusively discontinue the Exploitation of all products, methods or processes the Exploitation of which would infringe any of Licensed Patents in the absence of a license under the same or which would otherwise be covered by the Licensed Patents, Medarex shall provide Pfizer with written notice thereof and Pfizer shall have an exclusive right-of-first-negotiation for a period of one-hundred eighty (180) days from the date of such notification, or for such shorter period as Pfizer is actively pursuing such negotiations with Medarex in good faith, to acquire exclusive rights under the Licensed Patents to Exploit Pfizer Products, provided that Pfizer furnishes Medarex with written notice of its election to exercise such right within thirty (30) days of receipt of such notice from Medarex. If Medarex and Pfizer are not able to reach agreement within such period, Medarex shall be free to sublicense the Licensed Patents to Third Parties without any further obligation to Pfizer under this Section 4.7.

4.8 Stock Purchase Agreement. In partial consideration of the Licensed Patents licensed to Pfizer hereunder, Pfizer shall cause its wholly-owned subsidiary, Pfizer Overseas Pharmaceuticals, to enter into a Stock Purchase Agreement, dated as of the Effective Date, substantially in the form attached hereto as Schedule B.

5. Patent Matters.

5.1 Patent Prosecution. Medarex shall have no obligation to file, prosecute, maintain, defend or enforce any Licensed Patents. Pfizer shall have no obligation to pay any costs related to the filing, prosecution, maintenance, defense or enforcement of any Licensed Patents.

5.2 Exchange of Information. Upon the request of Pfizer, which request shall not be made more than once per calendar year, Medarex shall provide a written update describing any substantial changes in the status of the Patents that are sublicensed hereunder, including notice of the issuance of Patents on pending Patent applications included therein, reexaminations, reissues, and interferences and oppositions. Medarex need not disclose information subject to attorney-client privilege. Pfizer will treat such information as Confidential Information of Medarex.

6. Confidentiality.

6.1 Treatment of Confidential Information. Pfizer and Medarex shall limit their cooperation and sharing of confidential information solely to: the disclosure of information directly relating to the Licensed Patents; sublicense arrangements as required to comply with Article 2; Losses as provided in Article 3; information required to confirm royalties and other payments owed or other obligations as provided in Article 4; and other disclosures expressly required by this Agreement, and shall not otherwise be obligated to cooperate or share confidential information relating to their respective Antibody programs with each other. Each Party shall maintain all information of the other Party and its Affiliates in confidence, including the existence and terms and conditions of this Agreement, and shall not disclose, divulge or otherwise communicate such information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure or use of such information by any of its Affiliates, directors, officers, employees, consultants, subcontractors, sublicensees or agents.

6.2 Release from Restrictions. The provisions of Section 6.1 shall not apply to any information disclosed hereunder that: (a) was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party, as evidenced by the prior written records of the receiving Party or its Affiliates; or (b) either before or after the date of the disclosure to the receiving Party is lawfully disclosed without restriction to the receiving Party or its Affiliates by an independent, unaffiliated Third Party rightfully in possession of the confidential information (but only to the extent of the rights received from such Third Party); or (c) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates; or (d) is generally made available by the disclosing Party to Third Parties without restriction; Further, the receiving Party shall have the right to disclose information disclosed by the other Party (x) to the extent necessary to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, or the rules of a stock exchange or NASDAQ, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure including assisting the Party whose information is being disclosed to seek confidential treatment or a protective order, or (y) to existing or potential acquirers or merger candidates, existing or potential Sublicensees/Licensees, investment bankers, existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 6.

6.3 Separate Programs. This Agreement does not imply or require that Pfizer or Medarex share any technical information relating to their respective Antibody programs with each other, and Pfizer and Medarex intend to restrict their communications and cooperation under this Agreement to matters directly relating to the Parties’ rights hereunder.

7. Miscellaneous.

7.1 Construction. Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement. The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

7.2 Publicity. Except as otherwise required by law, rule or regulation, neither Party shall issue a press release regarding this Agreement or originate any publicity, news release or other public announcement, written or oral, relating to this Agreement without the prior written approval of the other Party; provided, however, that the Parties agree that disclosures of information for which consent has been previously obtained shall not require additional approval. If a public disclosure is required by law, rule or regulation, the disclosing Party shall provide copies of the disclosure reasonably in advance of such filing or other disclosure for the nondisclosing Party’s prior review and comment; provided, however, that no such review and comment shall be required for any filing with the Securities and Exchange Commission, including on Form 10K or Form 10Q or Form 8K or other similar filing under the Securities Exchange Act of 1934, as amended, or a Registration Statement under the Securities Act of 1933, as amended; and provided further, that Medarex agrees to seek confidential treatment for all proprietary and other commercially-sensitive provisions of this Agreement with respect to its SEC filing obligations to the extent permitted by applicable law.

7.3 No Implied Licenses. Only the sublicenses granted pursuant to the express terms of this Agreement shall be of any legal force and effect. No license rights shall be created by implication or estoppel.

7.4 No Agency. Nothing herein shall be deemed to constitute any Party as the agent or representative of the other Party, or the Parties as joint venturers or partners for any purpose.

7.5 Notice. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or by nationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses set forth below or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 7.5. Such notice shall be deemed to have been given as of the date delivered by hand or on the third business day (at the place of delivery) after deposit with an nationally recognized overnight delivery service.

If to Pfizer:	Pfizer Global Research & Development
Vice President, Strategic Alliances
50 Pequot Avenue
New London, CT 06320
Telephone:

With copies to:	Pfizer Inc
235 East 42nd Street
New York, New York 10017
Attn: General Counsel
Telephone:

and

Pfizer Global Research and Development
General Counsel
50 Pequot Avenue
New London, CT 06320
Telephone:

If to Medarex:	Medarex, Inc.
707 State Road
Princeton, NJ 08540
Attn: President
Telephone: (609) 430-2880

With copies to:	Medarex, Inc.
707 State Road
Princeton, NJ 08540
Attn: General Counsel
Telephone: (609) 430-2880

and

Medarex, Inc.
707 State Road
Princeton, NJ 08540
Attn: Senior Vice President, Business Development
Telephone: (609) 430-2880

7.6 Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned or transferred, in whole or in part, by any Party without the prior written consent of the other Party, except (a) to Affiliates of such Party, or (b) in connection with a Change of Control, provided that any assignee or the successor entity agrees to be bound by the terms and conditions of this Agreement and provided furthermore that the assigning Party, if it survives, continues to remain primarily liable for performance of any Affiliate to which it assigns the Agreement or any of its rights or obligations hereunder, and (c) if Pfizer transfers the Pfizer Program or the Pfizer Product to a third party provided such entity agrees to be bound by the terms and conditions of this Agreement and provided furthermore that Pfizer continues to remain primarily liable for performance by the third party to which it assigns the Agreement or any of its rights or obligations hereunder. Without limiting the preceding sentence, all validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party. Any attempted assignment or delegation in violation of this Section 7.6 shall be void. The sublicense granted in this Agreement shall be binding on any successor of Medarex in Control of the Licensed Patents.

7.7 No Modification. This Agreement may be changed only by a writing signed by authorized representatives of the Parties.

7.8 Waiver. The waiver by any Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power, or privilege by such Party.

7.9 Severability. To the fullest extent permitted by applicable law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by applicable law and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with applicable law and achieves, as nearly as possible, the original intention of the Parties.

7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.11 Governing Law; Jurisdiction and Venue. This Agreement shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law principle that would dictate the application of the law of another jurisdiction. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth below shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

7.12 No Consents. Neither Party requires any consents, permissions, waivers or licenses from third parties in order to provide each other with the license rights provided for herein or to otherwise satisfy the terms of this Agreement.

7.13 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between the Parties

IN WITNESS WHEREOF, duly-authorized representatives of the Parties have signed this License Agreement as a document under seal as of the Effective Date.

MEDAREX, INC.	PFIZER, INC.

By:	By:
Name:	Name:
Title:	Title:

Schedule A

Licensed Patents and Patent Applications

U.S. Patent No. 5,811,097

•	Issued on September 22, 1998

•	Titled “Blockade of T Lymphocyte Down-Regulation Associated with CTLA-4 Signaling”

•	Inventors: James Patrick ALLISON, Dana R. LEACH, and Matthew F. KRUMMEL

•	Assignee: The Regents of the University of California (Oakland, CA)

•	U.S.S.N. 08/646,605 filed May 8, 1996

•	Continuation-in-part of U.S.S.N. 566,853, which is a continuation-in-part of abandoned U.S.S.N. 506,666

U.S. Patent No. 5,855,887

•	Issued on January 5, 1999

•	Titled “Blockade of Lymphocyte Down-Regulation Associated with CTLA-4 Signaling”

•	Inventors: James Patrick ALLISON, Dana R. LEACH, and Matthew F. KRUMMEL

•	Assignee: The Regents of the University of California (Oakland, CA)

•	U.S.S.N. 08/566,853 filed December 4, 1995

•	Continuation-in-part of abandoned U.S.S.N. 506,666

U.S. Patent No. 6,051,227

•	Issued on April 18, 2000

•	Titled “Blockade of T Lymphocyte Down-Regulation Associated With CTLA-4 Signaling”

•	Inventors: James Patrick ALLISON, Dana R. LEACH, and Matthew F. KRUMMEL

•	Assignee: The Regent of the University of California, Office of Technology Transfer (Oakland, CA)

•	U.S.S.N. 08/760,288 filed December 4, 1996

•	Continuation-in-part of U.S.S.N. 08/646,605, now U.S. Patent No. 5,811,097, which a continuation-in-part of U.S.S.N. 08/566,853, now U.S. Patent No. 5,855,887, which a continuation-in-part of abandoned U.S.S.N. 08/506,666

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Australian Patent No. 730,500

•	Australian National Phase Entry of PCT/US96/19375

•	Issued from Australian Application No. 11473/97

[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.